EX-99.1


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the accompanying Quarterly Report on Form 10-QSB of Lifestream Technologies, Inc., for the three months ended March 31, 2003, I, Christopher Maus, Chief Executive Officer of Lifestream Technologies, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) Such Quarterly Report on Form 10-QSB for the three months ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such Quarterly Report on Form 10-QSB for the three months ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Lifestream Technologies, Inc.


                                                 /s/ Christopher Maus
                                                 --------------------------
                                                 Christopher Maus
                                                 Chief Executive Officer


May 20, 2003

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, U.S.C.) and is not being filed as part of this Form 10-QSB or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Lifestream Technologies, Inc. and will be retained by Lifestream Technologies, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.